Exhibit 99.3

HEARING DATE:  April 2, 2004,  at 10:00 a.m.

OBJECTION DEADLINE: March 29, 2004 at 4:00 p.m.

Duane Morris LLP

Toni Marie Vaccarino (TV-8340)

744 Broad Street, Suite 1200

Newark, NJ  07102

(973) 424-2000

-and-

Paul D. Moore

470 Atlantic Avenue, Suite 500

Boston, MA  02210

(617) 289-9200

Attorneys for Med Diversified, Inc., et al.

Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF NEW YORK

)
In re:	)	CHAPTER 11
)
RESOURCE PHARMACY, INC.,	)	Case No.: 02-88572
)
Debtor.	)
)

DISCLOSURE STATEMENT RELATING TO PLAN OF LIQUIDATION
OF RESOURCE PHARMACY, INC., DATED MARCH 5, 2004

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN.  ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE COURT.  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE COURT.

TABLE OF CONTENTS

I.	BRIEF SUMMARY OF THE PLAN

II.	BRIEF HISTORY OF THE DEBTOR AND ITS BANKRUPTCY CASE

	A.	Overview of the Debtor’s Business

	B.	Events Leading to the Debtor’s Bankruptcy Case

	C.	Commencement of this Chapter 11 Case

	D.	Significant Events During the Chapter 11 Case

		1.	First Day Orders Entered by the Bankruptcy Court

		2.	Use of Cash Collateral

		3.	The Debtors’ Post-Petition Factoring Arrangement With Sun Capital Health Care, Inc.

	E.	Sale of Resource Pharmacy’s Assets

III.	ASSETS AND LIABILITIES OF THE DEBTOR’S ESTATE

	A.	Assets

	B.	Liabilities

		1.	The Bank’s Secured Claims Against the Debtor

		2.	NCFE’s Secured Claims Against the Debtor

		3.	Administrative Claims

		4.	Priority Tax Claims

		5.	Other Priority Claims

		6.	Unsecured Claims

IV.	SUMMARY OF THE PLAN OF LIQUIDATION

		A.	Classification and Treatment of Claims and Interest

		B.	Treatment of Unclassified Administrative and Priority Tax Claims

		1.	Administrative Expense Claims

i

2.	Bar Date for Administrative Claims

3.	Priority Tax Claims

C.	Classes of Claims and Interest

1.	Class 1 Claims of the Bank

2.	Class 2 Claims of the NCFE Entities

3.	Class 3 Claims of Other Secured Creditors

4.	Class 4 Priority Claims

5.	Class 5 Unsecured Personal Injury Claims

6.	Class 6 General Unsecured Claims

7.	Class 7 Convenience Class Claims

8.	Class 8 Subordinated Claims

9.	Class 9 Inter-Debtor Claims

10.	Class 10 Interests

D.	Implementation of the Plan and Execution of its Terms

1.	Implementation of the Plan

2.	The Liquidating Trust

	a.	Purpose of the Liquidating Trust

	b.	Transfers of Property

	c.	Management and Powers of the Liquidating Trust

	d.	Establishment of Reserve

	e.	Employment of Professionals

	f.	Objections to Claims by the Liquidating Trust

	g.	Distributions

(i) Reserve for Unpaid Claims

(ii) Initial Distribution Date

		(iii)	Allowance of Claims

		(iv)	Subsequent Distribution Dates

		(v)	Unclaimed Property

		(vi)	Surrender

		(vii)	Final Distribution

		(viii)	Exemption From Certain Transfer Taxes

		(ix)	Estimation of Unliquidated Disputed Claims

		(x)	Certain Tax Matters

		(xi)	The Disbursing Agent
3.	The Litigation Trust

	a.	Purpose of the Litigation Trust

	b.	Transfers of the Recovery Rights to the Litigation Trust

	c.	Management and Powers of the Litigation Trust

4.	The Administrative Claims Fund

5.	Dissolution

E.	Provisions Regarding Voting Upon and Confirmation of the Plan

1.	Voting of Claims

	a.	Voting Requirements under the Bankruptcy Code

	b.	Procedure for Voting

	c.	Mailing of Ballots

	d.	Separate Votes by Each Impaired Class

	e.	Unimpaired Classes and Classes Which Receive Nothing Need Not Vote On the Plan

2.	Confirmation of Plan - Requirements

3.	Nonconsensual Confirmation, Cramdown

	a.	Absolute Priority Rule

			b.	Best Interest of Creditors Test; Liquidation Analysis

		4.	Objections to Plan; Confirmation Hearing; Implementation of Plan

	F.	Certain Tax Consequences of the Plan

	G.	Executory Contracts and Unexpired Leases

	H.	Provisions Regarding Releases

	I.	Limitation of Liability

	J.	Retention of Jurisdiction

		1.	Allowance of Claims.

		2.	Executory Contract Proceedings

		3.	Plan Interpretation.

		4.	Plan Implementation.

		5.	Plan Modification.

		6.	Adjudication of Controversies.

		7.	Injunctive Relief.

		8.	Correct Minor Defects.

		9.	Post-Confirmation Orders Regarding Confirmation.

		10.	Final Decree.

V.	RECOMMENDATION

Pursuant to Section 1125 of the United States Bankruptcy Code, 11 U.S.C.  §§101 et seq.  (the Bankruptcy Code”), Resource Pharmacy, Inc., the debtor in the above-captioned case under Chapter 11 of the Bankruptcy Code (“Resource Pharmacy” or the “Debtor”), provides this Disclosure Statement (the “Disclosure Statement”) to all of the Debtor’s known creditors.  The purpose of this Disclosure Statement is to provide such information as the Debtor believes may be deemed material, important or necessary for the Debtor’s creditors to make a reasonable, informed decision in exercising their rights to vote upon the Plan of Liquidation of the Debtor dated as of the date of this Disclosure Statement (the “Plan”).  The Plan, a copy of which accompanies this Disclosure Statement as Exhibit A, was filed with the Bankruptcy Court on March 5, 2004.

The Debtor recommends that you vote to accept the Plan.  Each holder of a Claim entitled to vote on the Plan must, however, review the Plan and Disclosure Statement, including all exhibits, carefully and in their entirety and determine whether or not to accept or reject the Plan based upon that creditor’s independent judgment and evaluation.  The description of the Plan in this Disclosure Statement is in summary form and is qualified by reference to the actual terms and conditions of the Plan, which should be reviewed carefully before making a decision to accept or reject the Plan.  Capitalized terms herein have the same meaning as provided in Article 1 of the Plan; other terms shall have the meaning ascribed to them in the Bankruptcy Code.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING THE EXHIBITS HERETO) IS BASED UPON A REVIEW OF THE DEBTOR’S RECORDS, ITS BUSINESS AND ITS AFFAIRS AND INFORMATION PROVIDED BY THE DEBTOR’S EMPLOYEES OR FORMER EMPLOYEES.

EXCEPT AS OTHERWISE EXPRESSLY INDICATED, SUCH INFORMATION HAS NOT BEEN SUBJECT TO AUDIT OR INDEPENDENT REVIEW.

I.                                         BRIEF SUMMARY OF THE PLAN (1)

The Plan is a liquidating plan and does not contemplate the continuation of the Debtor’s business.  Substantially all of the Debtor’s assets have been liquidated since the commencement of the Debtor’s Chapter 11 Case, and the Plan contemplates that the remainder of such assets will be liquidated or otherwise reduced to cash by the Debtor and that the net proceeds from liquidation of assets of the Estate will be distributed by the Liquidating Trust Trustee, as disbursing agent, to the holders of various Claims described in the Plan to the extent provided for therein.

The following table sets forth a brief summary of the classification and treatment of Claims and Interests and the amounts distributable to the holders of such Claims and Interests under the Plan.  The information set forth in the table is for convenience and represents a summary reference only and is qualified in its entirety by the contents of the Plan, which shall be controlling.  Each holder of the Claim or Interest is referred to the Plan annexed as Exhibit A hereto for further information regarding the classification and treatment of Claims and Interests provided under the Plan.

Class	Treatment	Impairment	Plan Section

Administrative Expense Claims	Unpaid portion of Allowed Administrative Claim paid in full in Cash on the Effective Date, or as soon thereafter as practical.	Unimpaired	II.A.

Priority Tax Claims	Payment of the principal amount of Allowed Priority Tax Claims on the Effective Date, without interest.	Unimpaired	II.C

(1) A more detailed description of the terms of the Plan is provided in Section IV below.

Class	Treatment	Impairment	Plan Section

Class 1 (Secured Claims of the Bank)

On the Effective Date of the Plan, or as soon as practicable thereafter, the Bank will receive all of the Resource Proceeds except for (i) 30% of the net Resource Proceeds, which the Bank has agreed may be paid to Holders of Allowed Unsecured Claims in Class 6 and to the Liquidating Trust for its expenses , and (ii) sufficient Cash to pay the Allowed Tax Claims and the Allowed Claims in Class 4, which the Bank has agreed may be paid to these Creditors. The Cash received by the Bank from the Resource Proceeds shall be deposited by the Bank in the Administrative Claims Fund. In addition, after the CCG Note, the CCS Note, the CDSI Note and the Med Note are paid in full, the Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.

		Impaired	IV.A.

Class 2 (Secured Claims of the NCFE Entities	The Claims of the NCFE Entities have been assigned to the Bank. As a result, the Bank will receive the same treatment provided for its Class 1 Claim on account of its Allowed Claims in Class 2.	Impaired	IV.B.

Class 3 (Claims of Other Secured Creditors)	On the Effective Date of the Plan, property of the Estate that constitutes security and collateral for the Allowed Claims in Class 3 shall be surrendered to the holders of Allowed Claims in Class 3.	Unimpaired	IV.C.

Class 4 (Priority Claims)	Payment of the principal amount of Allowed Claims in Class 4 on the Effective Date, without interest.	Unimpaired	IV.D.

Class 5 (Unsecured Personal Injury Claims)

Holders of Allowed Claims in Class 5 shall not receive any distribution under the Plan. However, the holders of Claims in Class 5 may continue to prosecute claims against the Debtor in name only, and shall be limited to enforcing any judgment obtained against the Debtor in accordance with applicable non-bankruptcy law only against insurers that issued any insurance policy to the Debtor intended to cover the liability asserted by the holders of such Claims, or the proceeds of such insurance policy.

		Impaired	IV.E.

Class	Treatment	Impairment	Plan Section

Class 6 (General Unsecured Claims)

On the Effective Date, holders of Allowed Claims in Class 6 shall receive Cash equal to such Creditor’s Pro Rata Share of 30% of the net Resource Proceeds, after payment of all fees, expenses and other obligations of the Liquidating Trust.

		Impaired	IV.F.

Class 7 (Unsecured Convenience Class Claims)	Payment of the principal amount of such Allowed Claim in Class 7 on the Effective Date, without interest.	Unimpaired	IV.G.

Class 8 (Subordinated Claims)	Holders of Allowed Claims in Class 8 shall receive no distribution under the Plan on account of their Claims	Impaired	IV.H.

Class 9 (Inter-Debtor Claims)	Holders of Allowed Claims in Class 9 will receive no distribution under the Plan on account of their Claims	Impaired	IV.I.

Class 10 (Interests in the Debtor)

The Class 10 Interests shall be deemed canceled on the Effective Date without the payment of any monies or other consideration. Holders of Class 10 Interests will not receive any distribution under the Plan.

		Impaired	IV.J.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED BY THE DEBTOR TO PROVIDE CREDITORS WITH ADEQUATE INFORMATION SO THAT THEY CAN MAKE AN INFORMED JUDGMENT ABOUT THE PLAN.  EACH CREDITOR SHOULD READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING ON THE PLAN.  NO SOLICITATION OF VOTES ON THE PLAN MAY BE MADE EXCEPT PURSUANT TO THIS DISCLOSURE STATEMENT, AND NO PERSON HAS BEEN AUTHORIZED TO UTILIZE ANY INFORMATION CONCERNING THE DEBTOR’S BUSINESS OR ASSETS OR THE PLAN OTHER THAN THE INFORMATION CONTAINED HEREIN FOR PURPOSES OF SOLICITATION.

The Debtor believes that the Plan provides for fair and equitable treatment of the Debtor’s creditors.  The Debtor therefore recommends that holders of Claims entitled to vote on the Plan vote to accept the Plan.

FOR INFORMATION ABOUT THE PROCEDURE AND DEADLINE FOR VOTING TO ACCEPT OR REJECT THE PLAN AND INFORMATION ABOUT FILING OBJECTIONS TO THE PLAN AND THE CLASSIFICATION OF CLAIMS AND INTERESTS PROVIDED IN THE PLAN, AND THE DEADLINE FOR SUCH OBJECTIONS, SEE THE DETAILED DISCUSSION BELOW.  A HEARING ON CONFIRMATION OF THE PLAN WILL BE HELD BY THE HONORABLE STAN BERNSTEIN, UNITED STATES BANKRUPTCY JUDGE, ON APRIL 30, 2004 AT 10:00 A.M., UNITED STATES BANKRUPTCY COURT, EASTERN DISTRICT OF NEW YORK, UNITED STATES BANKRUPTCY COURT, EASTERN DISTRICT OF NEW YORK, LONG ISLAND FEDERAL COURTHOUSE, 290 FEDERAL PLAZA, CENTRAL ISLIP, NY 11722-4437.  AT THAT HEARING, THE BANKRUPTCY COURT WILL DECIDE WHETHER THE PLAN WILL BE CONFIRMED AND WILL HEAR AND DECIDE ANY AND ALL OBJECTIONS TO THE PLAN OR TO THE PLAN’S CLASSIFICATION OF CLAIMS AND INTERESTS.

II.                                     BRIEF HISTORY OF THE DEBTOR AND ITS BANKRUPTCY CASE

A.            Overview of the Debtor’s Business

Resource Pharmacy is a corporation organized under the laws of the state of Nevada, with its principal place of business located at 5 Cactus Drive, Henderson, Nevada.  Founded in 1997, Resource Pharmacy was the largest institutional pharmacy provider for skilled nursing, and assisted living facilities in Nevada.  Resource Pharmacy provided pharmacy dispensing, infusion therapy, pharmacy consulting, regulatory compliance, training and education.  Through its utilization of compliance packaging, formulatory management, generic substitution, therapeutic interchange and customized consultant pharmacist programs, Resource Pharmacy provided a cost containment solution to its customers.  Resource Pharmacy serviced 45 long-term care/assisted living facilities in the states of Nevada and California.

Resource Pharmacy is a wholly-owned subsidiary of Med.  Med acquired Resource Pharmacy from Stephen W. Carlton, its former owner, in June, 2000, when Mr. Carlton sold Resource Pharmacy to Med’s predecessor, e-Med Soft.com.  The purchase price was $2.8 million, $1.5 million paid in cash and the balance paid in capital stock of e.Med Soft.com.  Following the sale, Mr. Carlton has continued to serve as a senior executive of Resource Pharmacy.  Since the expiration of his pre-petition employment agreement on May 30, 2003, Mr. Carlton has continued to serve on a month-to-month basis.

Since its acquisition, Resource Pharmacy has operated under the umbrella of Med, as have some 37 direct or indirect subsidiaries of Med, including Resource Pharmacy.  Med is a corporation organized under the laws of the state of Nevada, with its principal place of business located at 100 Brickstone Square, 5th Floor, Andover, Massachusetts.  Med is a publicly held company trading on the Pink Sheets under the trading symbol “MDDV.”

B.                                    Events Leading to the Debtor’s Bankruptcy Case

Until October, 2002, Med and its various subsidiaries, including Resource Pharmacy, had been long dependent on financing provided by and through National Century Financial Enterprises, Inc., its affiliates NPF VI, Inc. and NPF XII, Inc. and their servicing company National Premier Financial Services, Inc. (collectively, “NCFE”).  NCFE was one of the nation’s largest financiers of health care receivables.  NCFE typically “purchased” selected physician and other healthcare receivables and subsequently pooled and sold them as asset based securities to institutional investors.  NCFE financed the sellers of the receivables with regular periodic payments.

Pursuant to the terms of certain Sales and Subservicing Agreements by and between NCFE and Resource Pharmacy and other Med entities, NCFE purchased certain of the accounts receivables generated by Resource Pharmacy.  Certain sweep and lockbox accounts were established, to which their payors would remit funds.  NCFE would withdraw from those accounts NCFE’s fees and debt servicing payments and, on a weekly basis, would typically wire the balance of those accounts receivable to the Med entities.

Beginning the week of October 21, 2002, and continuing for several weeks, NCFE issued oral commitments to the Med entities, pursuant to which NCFE promised to continue funding the Med entities.  Despite the assurances received from NCFE that funding would be received, NCFE breached its obligations under the Sales and Subservicing Agreements and failed to fund the Med entities with sums necessary to finance their ongoing operations.  On October 31, 2002, the Med entities received letters from NCFE advising that NCFE did not know when or whether it would be in a position to continue funding and/or purchasing accounts receivable.  As a result, the Med entities and numerous other health care providers financed by NCFE (collectively, the “Providers”) could not ascertain whether they would be in a position to provide continued health care to the hundreds of thousands of patients in need of their health care services throughout the United States.

On or about November 4, 2002, litigation ensued on both the state and federal levels between NCFE, on the one hand, and the Med entities and the Providers, on the other, who financed their receivables through NCFE.  Reciprocal restraining orders were issued in both the state and federal courts, having the effect of freezing the Med entities’ cash flow.  On or about November 14, 2002, Med, on behalf of all of the Med entities, sought, but did not receive, an order from the federal court in Columbus, Ohio, which would have released liens of NCFE on future accounts receivable in order to obtain short-term financing in an attempt to forestall bankruptcy.  On November 18, 2002, NCFE filed its own chapter 11 case in the United States Bankruptcy Court for the Southern District of Ohio (Eastern Division) in Columbus, Ohio, thereby imposing an automatic stay of the Med entities efforts to secure access to proceeds of their accounts receivable.  Meanwhile, NCFE continued to collect the proceeds of the Med entities accounts receivables, including a substantial amount of “Non Purchased Receivables”, including virtually all of the Med entities accounts receivables generated on or after October 21, 2002.

On April 21, 2003, NCFE filed proofs of claim totaling $4,294,402.20 in the Debtor’s bankruptcy case.

C.                                    Commencement of this Chapter 11 Case

On November 27, 2002 (the “Petition Date”), Med, CDSI, CCG, CCS, the Debtor and Resource Pharmacy (collectively, the “Debtors”) commenced their Chapter 11 Cases in order to gain access to their accounts receivable, and the proceeds thereof, and to reestablish a cash flow that would enable the Debtors to continue in business and provide essential health care related services to their patients.

D.                                    Significant Events During the Chapter 11 Case

1.                                                                                      First Day Orders Entered by the Bankruptcy Court

Shortly after the Petition Date, on December 2, 2002, the Bankruptcy Court conducted a “First Day Hearing.”  At the First Day Hearing, the Bankruptcy Court entered orders approving several motions including:

a.             Motion for an Order Directing Joint Administration of Cases Pursuant to Fed. R. Bankr. P. 1015(b);

b.             Emergency Motion for Order Authorizing Debtors to Pay Certain Pre-Petition Wages, Payroll Taxes, Employee Benefits, Reimbursable Expenses and Insurance;

c.             Motion for Order Authorizing (1)Maintenance of Pre-Petition Bank Accounts; and (2)Continued Use of Business Forms; and

d.             Debtors’ Emergency Motion for Interim and Final Orders Authorizing Use of Cash Collateral.

2.                                      Use of Cash Collateral

As noted above, one of the Debtors’ “first day” motions was their Emergency Motion for Interim and Final Orders Authorizing Use of Cash Collateral, pursuant to which the Debtors sought authority from the Bankruptcy Court to use the proceeds of their accounts receivable, in which NCFE and the Bank each asserted rights and security interests, to fund the Debtors’ necessary day-to-day costs and expenses of operating their businesses under the protection of chapter 11 while pursuing their efforts to secure financing to replace that previously provided by NCFE.  Through its Order Authorizing (1)Emergency Use of Disputed Cash Under Bankruptcy Code Sections 105(a), 363(c) and 364 and Federal Rule of Bankruptcy Procedure 4001(b); and (2)Scheduling Interim and Final Hearings on Motion for Use of Disputed Cash, dated December 4, 2002, and its Order Authorizing (1)Emergency Interim Use of Disputed Cash Under Bankruptcy Code Sections 105(a), Section 363(c) and Federal Rule of Bankruptcy Procedure 4001(b); and (2)Scheduling Final Hearings on Motion for Disputed Cash, dated December 13, 2002, the Bankruptcy Court authorized the Debtors to use of up to $3.3 million and $4.5 million, respectively, of such proceeds.  NCFE also “advanced” $1 million it previously had collected on account of the accounts receivable of Resource Pharmacy, Med, CDSI, CCG and CCS.

To the extent that the “Disputed Cash” was owned by NCFE, NCFE was granted a first priority replacement lien on the assets in the amount of such Disputed Cash used by the debtors.  If, on the other hand, it was thereafter determined that the Disputed Cash was not owned by NCFE, but rather only its “cash collateral”, NCFE was granted a replacement lien in such assets to secure any diminution in NCFE’s cash collateral resulting from the debtors’ use.  In the event either such lien proved insufficient to protect NCFE’s interests, NCFE was granted so-called “super-priority” administrative claims senior in priority to the rights of other holders of administrative expense claims.  The Bank also was granted similar liens and super-priority administrative expense claims to the extent its interests were diminished by the debtors’ use of cash collateral.  The liens and claims of NCFE and the Bank were granted the same priority, validity and perfection as existed prior to the commencement of the debtors’ cases.  NCFE also was granted post-petition liens and super-priority administrative claim rights on account of its $1 million advance.

3.                                      The Debtors’ Post-Petition Factoring Arrangement With Sun Capital Health Care, Inc.

The Debtors thereafter proceeded to negotiate and finalize with Sun Capital HealthCare, Inc. (“Sun Capital”) a post-petition accounts receivable factoring arrangement to replace the financing provided by NCFE prior to the commencement of the Debtors’ Chapter 11 cases.  Pursuant to the Bankruptcy Court’s Final Order (I) (A) Authorizing Entry Into Postpetition Factoring Agreement; (B) Granting Security Interests and Super Priority Administrative Expense Treatment: and (C) Approving Factor’s Fees and Expenses; (II) (A) Authorizing Turnover of

Funds to NPF Entities, (B) Authorizing Use of Cash Collateral; and (C) Granting Adequate Protection, dated December 23, 2002, the Bankruptcy Court:

a.             Authorized the Debtors to enter into a Master Purchase and Sale Agreement with Sun Capital, pursuant to which the Debtors were authorized to sell to Sun Capital to obtain necessary financing certain of their accounts receivable not previously factored to NCFE.

b.             As security for the Debtors’ obligations thereunder, granted Sun Capital first priority liens on all of the Debtors’ postpetition receivables and all of their “post-cutoff date” prepetition receivables and a super-priority administrative expense claim, other than with respect to certain “Carve-Out Expenses”; and

c.             Granted junior liens and superpriority expense claims to NCFE and the Bank as adequate protection for any further use of their cash collateral or diminution in its value, subject to the liens and superpriority administrative expense claims granted to Sun Capital.

E.                                      Sale of Resource Pharmacy’s Assets

As appears in the relevant Monthly Statement of Operations for the period November 27, 2002 through November 30, 2003 filed with the Bankruptcy Court and served on parties in interest on or about January 13, 2004, Resource Pharmacy has, since the Petition Date, earned a modest operating profit of $258,090 before certain non-operating or non-recurring “Other Income and Expenses”.  However, after taking into account such other non-operating or nonrecurring income and expenses, not including any allocation of the professional fees incurred since the Petition Date, Resource Pharmacy has suffered a loss of at least $507,000.

Whatever operating profit Resource Pharmacy is likely to achieve through continued operations under chapter 11 likely will continue to be offset by such other non-operating or nonrecurring expenses, as well as allocable professional fees, thus diminishing any value available to satisfy the claims of Resource Pharmacy’s Creditors.  Meanwhile, Resource Pharmacy risks loss of its existing customers who may be concerned with the passage of time about Resource Pharmacy’s continuing viability.  New customers, in all likelihood, will remain reluctant to establish a long term relationship with a chapter 11 debtor whose future remains uncertain.  At the same time, Resource Pharmacy’s operations are far removed geographically from the Reorganized Debtors’ operations, and provide little or no business or operating synergies with the Reorganized Debtors’ other present operations.  Rather, Resource Pharmacy is a relatively free standing, geographically removed business which requires management oversight by the Reorganized Debtors with little, if any, corresponding benefit or profit.  For all of the foregoing reasons, particularly the likelihood that ongoing operations by Resource Pharmacy will diminish amounts otherwise available to satisfy the claims of its Creditors, the Debtor, in the exercise of their reasonable business judgment, believes it is in the best interest of its Creditors and its Estate that all or substantially all of Resource Pharmacy’s assets be sold without further delay pursuant to Sections 363 of the Bankruptcy Court.

The Debtor solicited offers from potential acquirers of Resource Pharmacy of all or substantially all of its assets since shortly after the commencement of Resource Pharmacy’s chapter 11 case.  The Debtor thereby sought to secure a so-called “stalking horse” whose offer could be utilized to secure higher and better counteroffers through the bidding process typically conducted under Section 363 of the Bankruptcy Code.  As a result of those efforts, the Debtor has received various expressions of interest and, after further due diligence by some of those interested parties, offers to purchase all or substantially all of Resource Pharmacy’s assets, free and clear of all existing liens and encumbrances and the like, as provided in Section 363 of the Bankruptcy Code.  After reviewing and analyzing such offers, engaging in further negotiations and consultation with the Debtor’s and the Reorganized Debtors’ various creditor constituencies through the so-called “Oversight Committee”, Resource Pharmacy has concluded that it is in their best interests to pursue approval of such sale to Spectrum Pharmacy Services, Inc. (“Spectrum”), a Nevada corporation organized by Mr. Carlton for the purposes of acquiring all or substantially all of the assets of Resource Pharmacy.

Through Spectrum, Mr. Carlton proposes to acquire all or substantially all of Resource Pharmacy’s assets, other than cash and cash equivalents and so-called “avoidance” actions, free and clear of all liens and encumbrances, for a cash purchase price of $3 million, plus the assumption of all unpaid post-petition trade payables on account of Resource Pharmacy’s inventory in an amount not to exceed $500,000 and post-petition employee vacation, sick-pay and/or paid time-off employee benefits as of the Closing Date.

On February 17, 2004, the Debtor filed the Motion of Resource Pharmacy, Inc. for Entry of Orders (A) Authorizing and Approving Asset Purchase Agreement With Spectrum Pharmacy Services, Inc., and (B) Authorizing and Approving (1) Sale of Assets Free and Clear of Liens, Claims and Encumbrances, Other Than Permitted Encumbrances, (2) Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, (3) Assumption of Certain Liabilities, and (4) Consummation of Transactions, pursuant to which they sought Bankruptcy Court approval for the sale to Spectrum of substantially all of Resource Pharmacy’s assets and the assumption and assignment of unexpired leases and executory contracts associated with the operation of Resource Pharmacy’s business.  The sale, however, is subject to higher and better counteroffers by competing bidders.

The Bankruptcy Court scheduled the hearing on the proposed sale for March 12, 2004 at 10:00 a.m. and fixed 4:00 p.m. on March 2, 2004 as the deadline for any objections to the sale or competing counteroffers.  If any such counteroffers are received, the Bankruptcy Court will conduct an auction, at the conclusion of which the sale likely will be approved.

This Disclosure Statement and the Plan attached hereto as Exhibit “A” provides for the distribution to Resource Pharmacy’s Creditors of the proceeds of the sale of all or substantially all of Resource Pharmacy’s assets and the liquidation and distribution of any remaining unsold assets.

III.                                 ASSETS AND LIABILITIES OF THE DEBTOR’S ESTATE

After the Closing of the sale, the Debtor’s assets will consist of the proceeds from the Trestle sale and the Excluded Assets, which consist of Resource Pharmacy’s cash on hand prior to the closing, as well as any proceeds the Debtor may recover on account the Recovery Rights.  The Debtor’s liabilities consist of Secured Claims, Administrative Claims, Priority Claims, Tax Claims and General Unsecured Claims against the Debtor in this case.

In summary, the Estate’s assets and the claims against the Estate are estimated as follows.

A.                                    Assets

The Assets on hand as of the filing of this Disclosure Statement are as follows:

1.             Cash on Hand Expected to be Available for Distribution:  The Debtor will hold approximately $3 million in cash and cash equivalents.  This cash will be available to fund the Plan and be distributed to administrative claimants and creditors.

2.             Recovery Rights:  Based upon a preliminary analysis conducted by the Debtor, there appear to be few, if any, preference, fraudulent conveyance or other avoidance actions available to the Estate to generate additional assets for the Estate.

B.            Liabilities

The above-described assets are available to satisfy the following claims pursuant to the Plan:

1.             The Bank’s Secured Claims Against the Debtor. In late 2001, the Bank loaned Med $70,000,000, evidenced by certain subordinated debentures reflecting an aggregate principal owing to the Bank in that amount, dated as of December 28, 2001, issued by Med to the Bank (the “Original Debentures”).  The due date for the Original Debentures was June 28, 2002.

Med was unable to repay the Original Debentures when they became due on June 28, 2002.  In June 2002, Med commenced a lawsuit against the Bank and certain other parties, and the Bank filed its own action against Med, NCFE and certain of their respective executives, among others.

In August 2002, Med, NCFE and the Bank agreed to settle the claims among themselves by entering into certain agreements, including, without limitation, the Amendment Agreement dated as of June 28, 2002 (the “Amendment Agreement”).  Pursuant to the Amendment Agreement and related documents, Med entered into five amended debentures (the “Amended Debentures”) in the aggregate principal amount of $57,500,000, which, among other things, extended the maturity date of the Original Debentures for two years, to June 28, 2004.  TEGCO

Investments, LLC also agreed to purchase from the Bank one of the Original Debentures for a purchase price of $12,500,000.

In connection with the execution of the Amendment Agreement, Med executed a Security Agreement dated as of June 28, 2002 (the “Med Security Agreement”), in which Med granted the Bank a security interest in, among other things, certain of Med’s accounts receivable and related contract rights and a pledge of stock in certain of its subsidiaries, including Resource Pharmacy.

As part of the same transaction, certain of Med’s subsidiaries, including Resource Pharmacy, executed a Med Subsidiaries Pledge and Security Agreement dated as of June 28, 2002 (the “Med Sub Security Agreement”), in which Resource Pharmacy and certain other affiliated entities granted the Bank a security interest in, among other things, certain accounts receivable of such entities and a pledge of stock in certain of their subsidiaries.

The security interests the Bank received under the Med Security Agreement and the Med Sub Security Agreement were evidenced by UCC-1 Financing Statements, which were filed on or about August 14, 2002.

On April 21, 2003, the Bank filed a proof of claim in the amount of $150,000,000 in the Debtor’s bankruptcy case.

2.             NCFE’s Secured Claims Against the Debtor.  On April 21, 2003, NCFE filed three (3) proofs of claim against the Debtor in the aggregate amount of $4,294,402.20.  NCFE asserts that its Claims are secured by the Debtor’s accounts receivable, certain equipment and NCFE’s set off and/or recoupment rights.

3.             Administrative Claims.  Administrative Claims, described in Bankruptcy Code Sections 503(b) and 507(a)(1), are obligations which were incurred by the

Debtor’s Estate during the chapter 11 Case.  These include professional fees and other expenses of the case itself, fees payable pursuant to 28 U.S.C., Section 1930, and claims, if any, of creditors for goods and services supplied to the Estate during the chapter 11 Case other than those assumed by the purchaser of the Debtor’s assets or for reclamation of goods furnished to the Debtor immediately prior to the Petition Date.  McKesson Pharmaceutical asserts a reclamation claim of $162,391.  All but approximately 419,000of the Estate’s obligations incurred in the normal course of business on or after the Petition Date were paid as such obligations became due in the ordinary course of business, other than for professional fees.  Moreover, as a result of the sale, the Debtor’s unpaid post-petition payables on account of inventory up to $500,000, and post-petition employee vacation, sick-pay and paid time off benefits will be satisfied by the purchaser.

Administrative Claims against the Debtor’s Estate also include such amounts as may be allowed by the Bankruptcy Court, after notice and a hearing, on account of the fees and expenses of the various Professionals who served in the Debtor’s case pursuant to orders of the Bankruptcy Court authorizing and approving their appointment.  As of March 30, 2004, approximately $                (2) of professional fees and expenses remain accrued, but unpaid.  The Debtor estimates that an additional $20,000 of fees and expenses will be incurred through the Effective Date of the Plan.

The amount ultimately allowed by the Bankruptcy Court may vary from the amount sought and estimated by the above professionals.  Actual fees and expenses also may vary from the above estimates for the period March 30, 2004 through the Effective Date of the Plan.

(2) The Debtor will provide this information prior to mailing the Disclosure Statement in order to afford Creditors the most current available information

4.             Priority Tax Claims.  The Debtor believes that there will be no allowable unsecured tax claims entitled to priority under Bankruptcy Code Section 507(a)(8).

5.             Other Priority Claims.  In the Schedules and Statements of Affairs filed by the Debtor with the Bankruptcy Court, the Debtor scheduled approximately $534,000 of priority claims based upon the Debtor’s books and records as of the Petition Date.  However, all or substantially all of such claims have been satisfied pursuant to orders of the Bankruptcy Court.  Accordingly, the Debtor believes that there are few, if any, remaining priority claims to be paid pursuant to the Plan.

6.             Unsecured Claims.  The Schedules and Statements of the Debtor reflect general unsecured claims against the Estate of approximately $700,000, not including claims resulting from the rejection of executory contracts and unexpired leases, and not including any Allowed Claims of holders of Secured Claims that are not a Class 2 Allowed Secured Claim.  Thus, the actual amount of Class 3 claims is likely to be greater than the amount that appears in the Debtor’s Schedules and Statements.  However, all such claims may be subject to reduction or disallowance (i) as a result of duplication of claims, and (ii) depending on the resolution of contingent, unliquidated and disputed claims and disputed legal and factual issues.

Pursuant to the Bankruptcy Court’s order fixing April 21, 2003, as the deadline for filing pre-petition claims against Resource Pharmacy (the “Bar Date,” or “Bar Date Order”), various creditors filed claims in addition to, or in excess of, those scheduled by the Debtor.  The claims scheduled by the Debtor, or for which additional or unscheduled claims were asserted against the Debtor, aggregate approximately $1.3 Million Dollars ($1,300,000).  The Debtor is in the process of reviewing such claims and filing objections to such claims.  Subject to resolution of those claims, the Debtor projects that Allowed Unsecured Claims will range from approximately $1.1 million to $1.3 million.

IV.                                SUMMARY OF THE PLAN OF LIQUIDATION

THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE, CLASSIFICATION, TREATMENT, AND IMPLEMENTATION OF THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH ACCOMPANIES THIS DISCLOSURE STATEMENT AS EXHIBIT A.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO IN THE PLAN.  THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO IN THE PLAN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO IN THE PLAN, WHICH ARE OR WILL HAVE BEEN FILED WITH THE CLERK OF THE BANKRUPTCY COURT, WILL CONTROL THE TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN AND WILL, UPON THE EFFECTIVE DATE, BE BINDING UPON HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, THE DEBTOR, AND OTHER PARTIES IN INTEREST.

A.                                    Classification and Treatment of Claims and Interests

Under the Plan, Claims against, and Interests in, the Debtor are divided into “Classes of Claims” or “Classes” according to their relative priority and other criteria.  Though the Plan is divided into Classes, the Plan does not seek to allow any Claim, any particular holder of a Claim’s entitlement to distributions under the Plan, or, other than for voting purposes, a holder of a Claim’s entitlement to qualify for a particular Class.

Section 1123 of the Bankruptcy Code requires that a plan of reorganization classify the claims of a debtor’s creditors (other than certain claims, including expenses of administration and taxes) and the interests of its equity holders.  The Bankruptcy Code also provides that, except for certain claims classified for administrative convenience, a plan of reorganization may place a claim of a creditor or an interest of an equity holder in a particular class only if such a claim or interest is substantially similar to the other claims or interests of such class.  The Plan does not classify expenses of administration and priority taxes.

The Debtor believes that it has classified or not classified all Claims and Interests in compliance with the requirements of Section 1123 of the Bankruptcy Code.  If a holder of a Claim or Interest challenges such classification of Claims or Interests and the Bankruptcy Court finds that a different classification is required for the Plan to be confirmed, then the Debtor, to the extent permitted by the Bankruptcy Court, intends to make such reasonable modifications to the classification of Claims or Interests under the Plan to provide for whatever classification might be required by the Bankruptcy Court for confirmation.  EXCEPT TO THE EXTENT THAT SUCH MODIFICATION OR CLASSIFICATION ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM OR INTEREST AND REQUIRES RE-SOLICITATION, ACCEPTANCE OF THE PLAN BY ANY HOLDER OF A CLAIM PURSUANT TO THIS SOLICITATION WILL BE DEEMED TO BE A CONSENT TO THE PLAN’S TREATMENT OF SUCH HOLDER REGARDLESS OF THE CLASS TO WHICH SUCH HOLDER IS ULTIMATELY DEEMED TO BE A MEMBER.

The Bankruptcy Code also requires that a plan of reorganization provide the same treatment for each Claim or Interest in a Class unless the holder of a particular Claim or Interest agrees to less favorable treatment of its Claim or Interest.  The Debtor believes that it has complied with such standard.  If the Bankruptcy Court finds otherwise, then it could deny confirmation of the Plan if the holders of affected Claims do not consent to the treatment afforded them under the Plan.

The Plan divides Claims and Interests into 10 Classes.  Administrative Claims and Tax Claims have not been classified and are excluded from the Plan’s Classes in accordance with Section 1123(a)(1) of the Bankruptcy Code.  A Claim or Interest is included in a particular Class only to the extent that such Claim or Interest fits within the description of that Class and, unless otherwise set forth in the Plan, is included in a different Class to the extent that any remainder of such Claim or Interest fits within the description of such different Class.  A Claim or Interest is included in a particular Class only to the extent that such Claim is Allowed in that Class and has not and will not be paid prior to the Effective Date.

B.                                    Treatment of Unclassified Administrative and Priority Tax Claims

1.                                      Administrative Expense Claims

Subject to the bar date provisions of section II.B of the Plan, on the later of the Effective Date, or as soon thereafter as assets become available, or the date on which the Administrative Claim is allowed, the Debtor or the Liquidating Trust, as applicable, will pay to each Creditor holding an Allowed Administrative Claim, unless that Creditor agrees to different treatment, Cash equal to the unpaid portion of such Allowed Administrative Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business of the Debtor shall be paid in full and performed by the Debtor in accordance with the terms and conditions of the particular transactions and any applicable agreements.  United States

Trustee quarterly fees will be paid in accordance with 28 U.S.C. § 1930(a)(6).  The source of funds for payment of Allowed Administrative Claims shall be the Debtor’s Cash and the Administrative Claims Fund.

The Debtor has paid most of the Debtor’s obligations incurred in the normal course of business since commencement of the chapter 11 Case as such obligations became due in the ordinary course of business, other than for Professional fees.  Moreover, pursuant to the proposed sale, the Debtor’s unpaid post-petition payables on account of inventory up to $500,000, and post-petition employee vacation, sick-pay and paid time off benefits will be satisfied by the proposed purchaser.  Therefore, the bulk of the unpaid Administrative Claims are anticipated to be for Professional fees.

2.                                      Bar Date for Administrative Claims

All applications for compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Confirmation Date, and any other request for compensation by any Entity for making a substantial contribution in the Case, and all other requests for payment of Administrative Claims incurred before the Confirmation Date under sections 507(a)(1) or 503(b) of the Code (except only for Claims under 28 U.S.C. § 1930) shall be filed no later than thirty (30) days after the Confirmation Date.  Any such Claim not filed within this deadline shall be forever barred and the Debtor shall be discharged of any obligation on such Claim; and any Creditor who is required to file a request for payment of such Claim and who does not file such request by the applicable bar date shall be forever barred from asserting such Claim against the Estate, the Debtor, the Liquidating Trust, or any of their respective properties.  The Allowed Administrative Claims of Professionals shall be paid in accordance with section 1129(a)(9)(A) of the Code by the Debtor or the Liquidating Trust, as applicable.  Any objections to Administrative Claims must be filed by the later of (i) thirty (30) days after the

Confirmation Date, or (ii) twenty (20) days following a request for allowance of such Administrative Claim pursuant to this paragraph.  If an objection to an Administrative Claim is not timely filed in accordance with this paragraph, such Administrative Claim shall be deemed to be an Allowed Claim.

Any Administrative Claim arising on or after the Confirmation Date shall be asserted against the Liquidating Trust or the Litigation Trust, as applicable, and shall not be dealt with under the Plan.

3.                                      Priority Tax Claims

Unless the holder of such a Claim agrees otherwise, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Tax Claim the principal amount of such Allowed Claim, without interest.  At present, the Debtor believes that there will be no priority tax claims.

C.                                    Classes of Claims and Interests

The 10 classes into which Claims and Interests are divided under the Plan are as follows:

Class 1	Secured Claims of the Bank	Impaired

Class 2	Secured Claims of the NCFE Entities	Impaired

Class 3	Other Secured Claims	Unimpaired

Class 4	Priority Claims	Unimpaired

Class 5	Unsecured Personal Injury Claims	Impaired

Class 6	General Unsecured Claims	Impaired

Class 7	Unsecured Convenience Class Claims	Unimpaired

Class 8	Subordinated Claims	Impaired

Class 9	Inter-Debtor Claims	Impaired

Class 10	Interests	Impaired

Unless otherwise specifically provided for in the Plan or Confirmation Order, other Bankruptcy Court orders, or required by applicable bankruptcy law, interest shall not accrue on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.  Interest also shall not accrue or be paid on any Disputed Claim for the period from the Petition Date to the date such Disputed Claim becomes an Allowed Claim or from the date the Disputed Claim is Allowed.

The treatment of Claims and Interests under the Plan depends on the Class of such Claims or Interests and whether and to what extent such Claims or Interests are Allowed.  The Claims and Interests in each Class and the treatment of such Allowed Claims and Allowed Interests are described below.

1.                                      Class 1 Claims of the Bank

Class 1 is impaired.  On the Effective Date of the Plan, or as soon as practicable thereafter, the Liquidating Trust shall pay the Bank all of the Resource Proceeds except for (i) 30% of the net Resource Proceeds, which the Bank has agreed may be paid to Holders of Allowed Unsecured Claims in Class 6 or to fund expenses of the Liquidation Trust, and (ii) sufficient Cash to pay the Allowed Tax Claims and the Allowed Claims in Class 4, which the Bank has agreed may be paid to these Creditors.  Except for amounts set aside for the payment of Allowed Tax Claims and Allowed Claims in Classes 4 and 6, the Cash received by the Bank pursuant to section IV.A. of the Plan shall be deposited by the Bank in the Administrative Claims Fund.  To the extent that a Creditor in Class 1 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 6.

In addition to the treatment provided above, after the CCG Note, the CCS Note, the CDSI Note and the Med Note are paid in full, the Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.

2.                                      Class 2 Claims of the NCFE Entities

Class 2 is impaired.  The Claims of the NCFE Entities have been assigned to the Bank.  As a result, on the Effective Date of the Plan, or as soon as practicable thereafter, the Liquidating Trust shall pay the Bank all of the Resource Proceeds except for (i) 30% of the net Resource Proceeds which the Bank has agreed may be paid to Holders of Allowed Unsecured Claims in Class 6 and to fund the expense of the Liquidating Trust, and (ii) sufficient Cash to pay the Allowed Tax Claims and the Allowed Claims in Class 4.  Except for amounts set aside for the payment of Allowed Tax Claims and Allowed Claims in Classes 4 and 6, the Cash received by the Bank pursuant to section IV.B. of the Plan shall be deposited by the Bank in the Administrative Claims Fund.  To the extent that a Creditor in Class 2 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 6.

In addition, after the CCG Note, the CCS Note, the CDSI Note and the Med Note are paid in full, the Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.

3.                                      Class 3 Claims of Other Secured Creditors

Class 3 is unimpaired.  On the Effective Date of the Plan, the Liquidating Trust Trustee shall surrender to the holders of Allowed Secured Claims in Class 3 such property of the Estate as may be security and collateral therefore.

To the extent that a Creditor in Class 3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 6.

4.                                      Class 4 Priority Claims

Class 4 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class 4 the principal amount of such Allowed Claim, without interest.

5.                                      Class 5 Unsecured Personal Injury Claims

Class 5 is impaired.  Except to the extent that the holder of such Claim agrees to different treatment, the holders of Claims in Class 5 will retain their Claims and rights of action against Resource Pharmacy but will not receive any distribution under the Plan.  Any judgment obtained by the holders of Claims in Class 5 against Resource Pharmacy may be executed and enforced in accordance with applicable non-bankruptcy law only against insurers that issued and/or insurance proceeds under any insurance policy issued to Resource Pharmacy intended to cover the liability asserted by the holders of such Claims, and may not be enforced against any other assets of the Debtor, the Estate, the Liquidating Trust or the Litigation Trust.

6.                                      Class 6 General Unsecured Claims

Class 6 is impaired.  The amount of Allowed Claims in Class 6 shall be as determined by the Court, if they are Disputed Claims.  Except to the extent that the holder of such Claim agrees to a different treatment, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Claim in Class 6 such Creditor’s Pro Rata Share of the amount remaining from percentage of the net Resource Proceeds that the Bank agreed to set aside for the payment of Allowed Unsecured Claims in Class 6 pursuant to sections IV.A. and IV.B. of the Plan after payment of all expenses and other obligations of the Liquidating Trust including, without limitation, the fees and expenses of the Liquidating Trust Trustee and the fees and expenses of attorneys and other professionals retained by the Liquidating Trust Trustee.  The payments to be made to the holders of Allowed Claims in Class 6 as set forth in this paragraph shall be the sole source of distributions to holders of Allowed Claims in Class 6.

To the extent that the Bank has an Allowed Class 6 Claim (because insufficient collateral exists to secure the Secured Claims of the Bank and/or NCFE, or the liens, security interests, or other encumbrances that are senior in priority to the Secured Claims exceed the fair market value of the collateral), such Claims shall be subordinated to the payment of other Allowed Claims in Class 6 as provided for in the Plan.

7.                                      Class 7 Convenience Class Claims

Class 7 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Convenience Class Claim in Class 7 the principal amount of such Allowed Claim, without interest.

8.                                      Class 8 Subordinated Claims

Class 8 is impaired.  Holders of Allowed Subordinated Claims in Class 8 will receive no distribution under the Plan on account of their Claims.

9.                                      Class 9 Inter-Debtor Claims

Class 9 is impaired.  Holders of Allowed Claims in Class 9 will receive no distribution under the Plan on account of their Claims.

10.                               Class 10 Interests

Class 10 is impaired.  The Class 10 Interests shall be deemed canceled on the Effective Date without the payment of any monies or other consideration.  Holders of Class 10 Interests will not receive any distribution under the Plan.

D.                                    Implementation of the Plan and Execution of its Terms

1.                                      Implementation of the Plan

The Debtor proposes to implement and consummate the Plan through the means contemplated by sections 1123(a)(5) (B), (D), and (E), 1123(b)(2), (b)(3)(A) and (B), (b)(4) and (b)(5) of the Code.

2.                                      The Liquidating Trust

a.                                       Purpose of the Liquidating Trust  The Liquidating Trust shall be deemed established on the Effective Date pursuant to the terms of the Liquidating Trust Agreement.  The purpose of the Liquidating Trust is to liquidate the unliquidated assets of the Debtor’s Estate, make payment of all Allowed Claims pursuant to the terms of the Plan, and distribute the Residual Proceeds, if any, to the Bank.  The Liquidating Trust shall also be responsible for objecting to all Claims, if appropriate.

b.                                       Transfers of Property.  On the Effective Date, all of the assets of the Debtor’s Estate except for the Recovery Rights shall be irrevocably assigned, transferred and conveyed to the Liquidating Trust including, without limitation, all shares of stock, securities, and other equity interests held by the Debtor as of the Effective Date and all Cash received from the Administrative Claims Fund.

c.                                       Management and Powers of the Liquidating Trust.  After the Effective Date, the affairs of the Liquidating Trust and all assets held or controlled by the Liquidating Trust shall be managed under the direction of the Liquidating Trust Trustee in accordance with the terms of the Liquidating Trust Agreement.  The Liquidating Trust shall be deemed to be a representative of the Estate as provided by section 1123 of the Code, to the extent of and in accordance with the terms of the Liquidating Trust, and shall have the rights, powers and standing of debtors- in-possession under section 1107 of the Code, and such other rights, powers and duties incident to causing performance of the Debtor’s obligations under the Plan or otherwise as may be reasonably necessary.  Subject to the terms of the Liquidating Trust Agreement, the powers of the Liquidating Trust shall include, without limitation: (a) the ability and authority to object to Administrative Claims, Tax Claims and Claims in Classes 4 and 6, and the ability to prosecute or settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise); (b) effecting distributions under the Plan to the holders of Allowed Claims pursuant to the terms of the Plan; (c) the sale, lease, license, abandonment or other disposition of any or all of the property of the Liquidating Trust; (d) participation in any post-Confirmation Date motions to amend or modify the Plan or the Liquidating Trust Agreement, or appeals from the Confirmation Order; and (e) participation in actions to enforce or interpret the Plan.

If the holder of a Disputed Claim and the Liquidating Trust Trustee agree to a settlement of such holder’s Disputed Claim for an amount not in excess of the face amount of such Disputed Claim, such Claim shall be deemed to be an Allowed Claim as of the Effective Date in an amount equal to the agreed settlement amount without need for further review or approval of the Court.  If the proposed settlement involves a Disputed Claim for an amount in excess of the face amount of such Disputed Claim, then the Liquidating Trust Trustee shall provide notice of the proposed settlement (with a 15-day period to object) to the Reorganized Debtors, the Office of the United States Trustee, and counsel for the Bank.  If no objection is received by the Liquidating Trust Trustee within the 15-day period, the settled Claim shall be deemed to be an Allowed Claim as of the Effective Date without the need for further review or approval of the Court.  If an objection to a proposed settlement is received within the 15-day period, the Liquidating Trust Trustee shall schedule a Court hearing to resolve the objection

d.                                       Establishment of Reserve.  Pursuant to the terms of the Liquidating Trust Agreement, the Liquidating Trust Trustee shall maintain a reserve in trust for the payment of any administrative expenses of the Liquidating Trust, any applicable taxes, any Tax Claims, any Administrative Claims, and any Disputed Claims which later become Allowed Claims.

e.                                       Employment of Professionals.  The Liquidating Trust Trustee is authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from assets transferred to, or payments received by, the Liquidating Trust as provided in the Plan.  Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Liquidating Trust without further notice, hearing or approval of the Court except as set forth in the Liquidating Trust Agreement.

f.                                         Objections to Claims by the Liquidating Trust.  All objections to Disputed Claims to be filed by the Liquidating Trust Trustee shall be filed with the Court and served upon the holders of such Claims by the later of (a) 90 days after the Effective Date, or (b) 90 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the Liquidating Trust, or by order of the Court upon a motion filed by the Liquidating Trust, with notice of such motion to be served upon the Office of the United States Trustee and those holders of Disputed Claims to whom the objection is made.  If an objection has not been filed to a proof of claim that relates to a Disputed Claim by the objection bar dates established in this paragraph, the Claim to which the proof of claim relates shall be treated as an Allowed Claim for purposes of distribution under the Plan.

g.                                      Distributions.  Distributions shall be made in accordance with the Plan, the Confirmation Order, and the Liquidating Trust Agreement.

(i)                                    Reserve for Unpaid Claims.  For purposes of calculating Pro Rata distributions or any other distributions to be made under the Plan to holders of Allowed Claims, the calculation of the total Allowed Claims shall be computed as if all Disputed Claims then pending were allowed in the full amount thereof.

(ii)                                Initial Distribution Date.  Except for payments required to be made on the Effective Date in accordance with other sections of the Plan, and subject to the discretion of the Liquidating Trust Trustee, on the one hundred twenty first (121st) day after the Effective Date, or as soon as practicable thereafter, the Liquidating Trust Trustee shall distribute any property required to be distributed under the Plan (and in accordance with Liquidating Trust Agreement) to the holders of Allowed Claims.

(iii)                            Allowance of Claims.  Distributions shall be made with respect to any Disputed Claim which becomes an Allowed Claim after the Effective Date on or as soon as practicable after the date on which each Disputed Claim becomes an Allowed Claim.  The amount of any distribution shall be calculated, on a Pro Rata basis, so that each Disputed Claim that becomes an Allowed Claim receives an initial distribution equal to the total percentage distributions made prior to the date of such allowance on account of other Allowed Claims under the Plan and the Liquidating Trust Agreement.

(iv)                               Subsequent Distribution Dates.  After the Initial Distribution Date, unless otherwise directed in the Plan or a post-Confirmation Date Final Order, the Liquidating Trust Trustee shall make additional annual distributions (to be made every twelfth month following the Effective Date) to the holders of Allowed Claims, provided that in the reasonable discretion and judgment of the Liquidating Trust Trustee, there shall be in the Liquidating Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, and all expenses and fees incurred in objecting to Claims), debts, charges, liabilities, and obligations of the Liquidating Trust, and provided that each distribution to a single Creditor must exceed $25.00.  Any annual distribution which is less than $25.00 shall be withheld and carried-over to the next period only once; thereafter, the distribution shall be made notwithstanding the fact that it may be less than $25.00.

(v)                                   Unclaimed Property.  Unclaimed Property that shall remain unclaimed at the end of one (1) year following the date of an attempted distribution shall be reallocated to other Creditors and redistributed by the Liquidating Trust.  After the expiration of one (1) year following the date of an attempted distribution, each Claim with respect to Unclaimed Property shall be treated as if it had been disallowed in its entirety and all right, title and interest therein shall vest in the Liquidating Trust for redistribution in the order and priority established in the Plan and the Liquidating Trust Agreement.  Until the expiration of one (1) year following the date on which the distribution of the Unclaimed Property has been attempted, Unclaimed Property shall be delivered upon presentation of proper proof by a holder of its entitlement thereto.

(vi)                               Surrender.  Notwithstanding any other provision of the Plan, no holder of an Allowed Claim shall receive any distribution under the Plan in respect of such Allowed Claim until such holder has surrendered to the Liquidating Trust any promissory note or other document(s) evidencing such Allowed Claim, or until evidence of loss and indemnity satisfactory to the Liquidating Trust Trustee, in his/her/its sole and absolute discretion, shall have been delivered to the Liquidating Trust in the case of any note or other document(s) alleged to be lost, stolen or destroyed.

(vii)                           Final Distribution.  Pursuant to the Plan, the Residual Proceeds from the Liquidating Trust shall be paid to the Bank as soon as practical after (a) the liquidation of all of the assets of the Estate, (b) the payment of all of the expenses and other obligations of the Liquidating Trust including, without limitation, the fees and expenses of the Liquidating Trust Trustee and the fees and expenses of attorneys and other professionals retained by the Liquidating Trust Trustee, (c) the payment of all Allowed Tax Claims, Allowed Priority Claims, Allowed Administrative Claims and Allowed Claims in Class 6 pursuant to the terms of the Plan, and (d) the Med Note, the CCG Note, the CCS Note and the CDSI Note are paid in full.

(viii)                       Exemption From Certain Transfer Taxes.  Pursuant to section 1146(c) of the Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Code, may not be taxed under any law imposing a stamp tax, transfer tax or similar tax.  Pursuant to section 1146(c) of the Code, no transfer to or from the Liquidating Trust under the Plan, shall be subject to any stamp tax, transfer tax or similar tax.

(ix)                              Estimation of Unliquidated Disputed Claims.  As to any unliquidated Disputed Claim, including Claims based upon rejection of executory contracts or leases, or other Disputed Claims, the Court, upon motion by the Liquidating Trust, may estimate the amount of the Disputed Claim and may determine an amount sufficient to reserve for any such Claim.  Any Entity whose Disputed Claim is so estimated shall have recourse only against the Liquidating Trust and against no other assets or person (including the Liquidating Trust Trustee), and in any case only in an amount not to exceed the estimated amount of such Entity’s

Claim, even if such Entity’s Claim, as finally allowed, exceeds the maximum estimated amount thereof.

(x)                                  Certain Tax Matters.  For all federal and state income tax purposes, the Debtor shall report and treat the transfer of property conveyed to the Liquidating Trust as a sale of such assets at a selling price equal to the fair market value of such assets on the date of the transfer.  For all such purposes, the transferred assets shall be deemed to have the fair market values determined by the Liquidating Trust Trustee in his/her/its absolute and sole discretion, and such valuations shall be used by Debtor and the Liquidating Trust for all federal and state income tax purposes.  The Liquidating Trust shall be deemed to be a “disputed ownership fund” within the meaning of Proposed Treasury Regulation section 1.468B-9.  The Debtor shall irrevocably make and constitute the Liquidating Trust Trustee as its attorney-in- fact to prepare, make, and file any statement referenced in Proposed Treasury Regulation section 1.468B-9, or, at the election of the Liquidating Trust Trustee, shall prepare, make, and file such statement(s) pursuant to instructions issued by the Liquidating Trust Trustee.  Any such statement shall be consistent with the provisions of the Plan and the Liquidating Trust Trustee’s determination of the fair market values of the property conveyed to the Trustee of the Liquidating Trust.

(xi)                              The Disbursing Agent.  The Liquidating Trustee shall serve as the disbursing agent, without bond, for purposes of making transfers and payments under the Plan.

3.                                      The Litigation Trust

a.                                       Purpose of the Litigation Trust.  The Litigation Trust shall be deemed established on the effective date of the CDSI Plan pursuant to the terms of the Litigation Trust Agreement.  The purpose of the Litigation Trust is, among other things, to prosecute the Recovery Rights and distribute any Net Recoveries to the Bank (after payment of the claims and expenses of the Litigation Trust Trustee and after repayment of the CDSI Note, the CCG Note, the CCS Note, and the Med Note).  No other Creditors or Entities shall receive any proceeds from the Recovery Rights.

b.                                       Transfers of the Recovery Rights to the Litigation Trust.  On the Effective Date, or as soon thereafter as practicable, the Recovery Rights shall be irrevocably assigned, transferred and conveyed to the Litigation Trust.

c.                                       Management and Powers of the Litigation Trust.  After the Effective Date, the affairs of the Litigation Trust and all assets held or controlled by the Litigation Trust shall be managed under the direction of the Litigation Trust Trustee in accordance with the terms of the Litigation Trust Agreement.  The powers of the Litigation Trust shall include, without limitation:  (a) the initiation and prosecution in every capacity, including as representative of the Estate under section 1123(b)(3)(B) of the Code, of the Recovery Rights assigned to the Litigation Trust; (b) the compromise and settlement of any of the Recovery Rights assigned to the Litigation Trust; (c) effecting distributions of Net Recoveries on the Recovery Rights to the Bank (after payment of the CDSI Note, the CCG Note, the CCS Note, and the Med Note); (d) participation in any post-Confirmation Date motions to amend or modify the Plan or the Litigation Trust Agreement, or appeals from the Confirmation Order as it relates to the Litigation Trust; and (e) participation in actions to enforce or interpret the Plan as it relates to the Litigation Trust.  The management and other powers of the Litigation Trust and the rights of all parties with respect to the Litigation Trust and the Litigation Trust Trustee are as more fully described in the CDSI Plan and the Litigation Trust Agreement, which are attached as exhibits “1” and “3,” respectively, to the Plan.

4.                                      The Administrative Claims Fund

The Administrative Claims Fund shall be established by the Debtor, Trestle, the Reorganized Debtors and Med on the Effective Date for the purpose of making distributions to holders of Allowed Administrative Claims of the Debtor, Trestle, Med, CDSI, CCG and CCS.  The source of funds for the Administrative Claims Fund shall be transfers of Cash from the Bank pursuant to the terms of the Plan and the Resource Plan.  The Administrative Claims Fund shall utilize a bank account to be opened and administered by the Reorganized Debtors for the purpose of receiving and disbursing funds in accordance with this paragraph and the Plan.

On, the Effective Date, or as soon as practical thereafter, the Reorganized Debtors shall distribute Cash from the Administrative Claims Fund to the Liquidating Trust, the Med Liquidating Trust, the Trestle Liquidating Trust, and the Reorganized Debtors in amounts sufficient to enable these Entities to make the required effective date distributions to holders of Administrative Claims of the Debtor, Trestle, Med, CDSI, CCG and CCS pursuant to the terms of the Plan, the Trestle Plan, the Med Plan and the CDSI Plan, respectively.  Any Cash remaining in the Administrative Claims Fund after the distribution to the Liquidating Trust, the Med Liquidating Trust, the Trestle Liquidating Trust and the Reorganized Debtors as provided for in this paragraph shall be paid to the Reorganized Debtors.

5.                                      Dissolution

Pursuant to the Plan, the Confirmation Order and Nevada Corporate Law, the Debtor shall cease to exist as a corporate entity and shall be deemed, as a matter of law, dissolved, as of the Effective Date.

E.                                      Provisions Regarding Voting Upon and Confirmation of the Plan

1.                                      Voting of Claims

a.                                       Voting Requirements under the Bankruptcy Code.  As noted above, pursuant to the Bankruptcy Code, a plan groups various claims and equity interests into classes, each consisting of parties having similar legal rights in relation to a debtor.  Each class may then be treated as either “impaired” or “unimpaired” under a plan.  There are three ways in which a plan may leave a claim or interest “unimpaired.”  First, a plan may not propose to alter the legal, equitable or contractual rights of the holder of the claim or interest.  Second, all defaults may be cured and the original terms of the obligation reinstated.  Third, a plan may provide for the payment in full of the obligation to the holder of the claim or interest.  If a class is unimpaired, then it is presumed to vote in favor of a plan.

An impaired class that would receive nothing under a plan (such as Classes 8, 9 and 10 under the Plan) is presumed to have rejected such a plan.  An impaired class that is proposed to receive any distribution (whether in Cash, securities or other property) has the right to vote, as a class, to accept or reject the plan.  A class of creditors accepts a plan if more than one-half (1/2) of the ballots that are timely received from members of such class, representing at least two-thirds (2/3) of the dollar amount of claims for which ballots are timely received, vote in favor of such plan.  Section 1126(e) of the Bankruptcy Code provides that a creditor’s vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that the creditor’s vote either to accept or reject a plan was not solicited or cast in good faith, or in compliance with the Bankruptcy Code.  A plan under which any class of claims is impaired may be confirmed by the Bankruptcy Court only if it has been accepted by at least one such class.

Each holder of an Allowed Claim in an impaired Class which retains or receives property under the Plan shall be entitled to vote separately to accept or reject the Plan and shall indicate such vote on a duly executed and delivered Ballot as provided in such order as is entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

b.                                       Procedure for Voting.  Creditors in an impaired Class will receive, together with this Disclosure Statement, a form of Ballot to be used in voting to accept or reject the Plan.

Each Creditor should first carefully review this Disclosure Statement and the Plan.  The Creditor should then complete the portions of the Ballot indicating the Class or Classes in which the Creditor’s Claim falls and the total dollar amount of the Claim.  If the Creditor’s Claim falls into more than one Class, then the creditor should list each Class and state the dollar amount of the Claim which belongs in each Class.  It is critical that the Class(es) and amounts(s) of the Claim be correctly stated on the Ballot, so that the Creditor’s vote can be properly counted.

Next, the Creditor should mark in the space provided on the Ballot whether the Creditor wishes to accept or to reject the Plan.  Please be sure to fill in the name of the Creditor for whom the Ballot is being filed.  Finally, the Ballot must be signed by the Creditor, or by an officer, partner, or other authorized agent of the Creditor.  Please note that the Debtor reserves the right to object to the allowance, designation of Class and/or allowable amount of any Claim set forth in a Ballot for purposes of voting and/or distribution under the Plan.

c.                                       Mailing of Ballots.  Completed and signed Ballots should be returned to Donlin, Recano & Company, Inc., P.O. Box 813, Madison Square Station, New York, NY 10010 Attention:                                    , in the enclosed self addressed return envelopes.  Completed Ballots should be returned as soon as possible, and in any event so that they are RECEIVED NO LATER THAN APRIL      , 2004 AT 5:00 P.M.  ANY BALLOTS

WHICH ARE RECEIVED BY LOGAN AFTER APRIL      , 2004 AT 5:00 P.M. SHALL NOT BE COUNTED IN DETERMINING ACCEPTANCE OF THE PLAN.

d.                                       Separate Votes by Each Impaired Class.  Claims in Classes 3, 4 and 7 are unimpaired under the Plan.  Holders of Claims and Interests in Classes 8, 9 and 10 are deemed under applicable law to have rejected the Plan and, therefore, are not entitled to vote to accept or reject the Plan.  Acceptance of the Plan by holders of Claims in the remaining Classes is being solicited.  Holders of unclassified Administrative Claims and Priority Tax Claims also are not entitled to vote to accept or reject the Plan.  The votes of holders of Allowed Claims in all Classes entitled to vote will be counted separately, by Class, to determine whether the Plan is accepted.

Only written Ballots, which must be substantially in the form of those being distributed with this Disclosure Statement, completed according to the instructions in this Disclosure Statement, will be counted in determining acceptance or rejection of the Plan.

e.                                       Unimpaired Classes and Classes Which Receive Nothing Need Not Vote On the Plan.  Section 1126(f) of the Bankruptcy Code provides that the Debtor need not solicit acceptance of the Plan by any Class of Claims or Interests which are not impaired under the Plan.  This is because, as previously noted, unimpaired Classes (and each individual holder of a Claim or Interest in such unimpaired Class) are conclusively presumed to have accepted the Plan.  Further, Section 1126(g) of the Bankruptcy Code provides that a Class is deemed not to have accepted the Plan if the holders of Claims or Interests in the Class will receive nothing under the Plan with respect to such Claims or Interests.  Therefore, holders of Claims in Classes 3, 4, 7, 8, and 9 will not vote to accept or reject the Plan, and no Ballots have been sent to the holders of Claims in such Classes.

2.                                      Confirmation of Plan - Requirements

In order for the Plan to be confirmed, the Bankruptcy Code requires, among other things, that the Plan be proposed in good faith, that the Debtor discloses specified information concerning payments made or promised to insiders, and that the Plan comply with the applicable provisions of chapter 11 of the Bankruptcy Code.  Section 1129(a) of the Bankruptcy Code also requires that at least one Class of Claims has accepted the Plan (“Minimum Voting Threshold”), that confirmation of the Plan is not likely to be followed by the need for further financial reorganization, and that the Plan be fair and equitable with respect to each Class of Claims or Interests which is impaired under the Plan.  The Bankruptcy Court can confirm the Plan if it finds that all of the requirements of section 1129(a) have been met.  The Proponents believe the Plan meets all of these required elements.  With respect to the so-called “feasibility” test (i.e., that the Plan is not likely to be followed by the need for further financial reorganization), the Plan provides for an orderly liquidation of the Debtor’s assets and the Debtor believes that it will be able to consummate the Plan fully.

3.                                      Nonconsensual Confirmation, Cramdown

Classes 8, 9 and 10 are deemed to have rejected the Plan.  Therefore, the Plan does not satisfy all of the requirements of Section 1129(a) of the Bankruptcy Code.  Although the Minimum Voting Threshold is not met, the Bankruptcy Court nevertheless may confirm the Plan under the “cram down” provisions of Section 1129(b) of the Bankruptcy Code if all of the other provisions of Section 1129(a) of the Bankruptcy Code are met.  Thus, the Proponents presently intend (i) to undertake to have the Bankruptcy Court confirm the Plan under the “cram down” provisions of Section 1129(b) of the Bankruptcy Code and (ii) to amend the Plan to the extent necessary to obtain entry of the Confirmation Order.

The Bankruptcy Court, on request of the Debtor, “shall” confirm the Plan over the dissenting vote of an impaired Class under Section 1129(b) of the Bankruptcy Code if the Plan does not discriminate unfairly and is fair and equitable with respect to each Class of Claims or interests that is impaired under, and has not accepted, the Plan.  For purposes of Section 1129(b) of the Bankruptcy Code, a Plan is “fair and equitable” with respect to a class of unsecured creditors if, at a minimum, it satisfies the “absolute “priority rule” and the “best interests of creditors test.”

a.                                       Absolute Priority Rule.  To satisfy the absolute priority rule, the Plan must provide that the holder of any Claim or Interest that is junior to the Claims of the dissenting Class will not receive or retain under the Plan on account of such junior Claim or interest any property unless the claims of the dissenting Class are paid in full.

The Debtor believes that the Plan satisfies the absolute priority rule.  The Debtor further believes that all non-accepting impaired Classes will receive or retain payment or distribution, as the case may be, on account of their Claims or Interests, sufficient to permit full satisfaction of such Claims before junior Classes receive or retain any property on account of such junior Claims.

b.                                       Best Interest of Creditors Test; Liquidation Analysis.  Under the best interest of creditors test, the Plan is confirmable if, with respect to each impaired Class of Claims or Interests, each holder of an Allowed Claim or Allowed Interest in such Class has either (i) accepted the Plan, or (ii) receives or retains under the Plan, on account of its Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtor was to be liquidated under chapter 7 of the Bankruptcy Code.

To determine what the holders of each Class of Claims or Interests would receive if the Debtor was to be liquidated, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtor’s assets in a chapter 7 liquidation case.  The amount that would be available for satisfaction of the Allowed Claims and Allowed Interests of the Debtor would consist of the proceeds resulting from the sale of the assets of the Debtor augmented by the cash held by the Debtor at the time of the commencement of the chapter 7 case.  Such amounts would be reduced by the costs and expenses of the liquidation and by such additional Administrative Priority Claims and other priority Claims that might result from the termination of the Debtor’s businesses and the chapter 7 case.

The costs of liquidation under chapter 7 would include the fees and expenses payable to the chapter 7 trustee appointed in the chapter 7 case, as well as those fees and expenses that might be payable to other professional persons employed by the trustee.  Costs of administration in the liquidation case would also include any unpaid expenses incurred by the Debtor during the chapter 11 Cases, such as compensation for attorneys, financial advisors and accountants, as well as costs and expenses of members of any official committee appointed in the chapter 11 Cases.  Additionally, Priority Claims may arise by reason of the breach or rejection of obligations incurred and executory contracts entered into by the Debtor during the pendency of the chapter 11 Case.

To determine if the Plan, as proposed, is in the best interests of creditors and equity interest holders, the present value of the distribution likely to be made to each class in a liquidating case are compared with the present value of the distribution to each impaired Class provided for by the Plan.

In applying the best interest test, it is possible that Claims in a chapter 7 case may not be classified in the same manner as provided for by the Plan.  Priorities and order of distribution of estate assets are established by the applicable provisions of chapter 7.  Under those provisions, each class of Claims is paid in a descending order of priority.  No junior classes of Claims are paid until all senior classes have received payment in full.  In the event that available assets are insufficient to pay all members of such class in full, then each member of the class shares on a pro rata basis.

The Debtor believes that the primary advantage of the Plan over a chapter 7 liquidation is that Creditors will likely receive more under the Plan than they would in a chapter 7 case, at least by the amount of the additional administrative expenses likely to be incurred in such chapter 7 case.  Because the Plan contemplates that (i) the Bankruptcy Court’s involvement will diminish substantially after the Effective Date, and (ii) the process of Claims resolution will proceed without the necessity for additional investigation by a chapter 7 trustee and its separate and new professionals, the Plan offers the opportunity to avoid additional administrative costs and the resulting delay which would result from a chapter 7 liquidation.  The Debtor believes that the Plan will result in lower total administrative costs, and thus higher recoveries for creditors than would the liquidation of the Debtor’s assets under chapter 7 of the Bankruptcy Code.

Moreover, the Debtor believes that in the event of liquidation under chapter 7, the holders of Priority Claims and Unsecured Claims would receive no distribution or an extremely small distribution with respect to their Claims by virtue of the Bank’s and the NCFE Entities’ senior security interests which encumber almost all of the Debtors’ assets, the Allowed Administrative

Claims and the Bank’s and the NCFE Entities’ substantial Unsecured Claims.(3)  In contrast, under the Plan, all Allowed Priority Claims and Allowed Tax Claims, as well as Claims in Classes 4 and 7 will be paid in full, and the holders of Unsecured Claims in Class 6 will receive a greater distribution than would otherwise be available in a chapter 7 case.  As set forth in the table attached hereto as Exhibit B(4), each member of a Class of Claims and Interests established under the Plan will receive money or property of a value which is greater or equal to that which it would receive in a chapter 7 liquidation.

Thus, the Proponents believe the Plan satisfies the best interests of creditors test, and, indeed, that the Plan is in the “best interests of creditors.”

4.                                      Objections to Plan; Confirmation Hearing; Implementation of Plan

As noted above, the Debtor will seek to confirm the Plan pursuant to Section 1129(b) of the Bankruptcy Code, which provides that the Plan may be confirmed even though it has not been accepted by each Class of impaired Claims or Interests if the Bankruptcy Court finds, among other things, that the Plan does not discriminate unfairly and is fair and equitable to each impaired Class of Claims or Interests which did not vote to accept the Plan.  In addition, to confirm the Plan, the Bankruptcy Code requires that the Court make a series of determinations concerning the Plan, including that: (i) the Plan has classified Claims and Interests in a permissible manner; (ii) the Plan complies with the technical requirements of chapter 11 of the Bankruptcy Code; (iii) the Debtor has proposed the Plan in good faith; and (iv) the disclosures

(3)                                  The Bank’s agreement to subordinate its General Unsecured Claims is conditioned on the entry of a Final Order confirming the Plan.  If the Plan is not confirmed, the Bank will hold a substantial majority in amount of the General Unsecured Claims.

(4)                                  The Debtor is in the process of completing Exhibit B and will file the final version no later than five (5) days before the Disclosure Statement hearing.

concerning the Plan have been adequate and have included information concerning all payments made or promised in connection with the Plan and the chapter 11 Cases, as well as the identity and affiliations of, and compensation to be paid to all officers, directors and other insiders.  Also, as noted above, the Bankruptcy Code requires that the Plan be accepted by the requisite votes of holders of Claims, that the Plan be feasible, and that confirmation of the Plan be in the “the interest” (absent unanimity) of the holders of each impaired Class of Claims or Interests.  The Debtor believes that all of these conditions necessary to confirm the Plan have been met or will be met and will seek a ruling of the Court to this effect at the Confirmation Hearing.

The CONFIRMATION HEARING will be held by the Honorable Stan Bernstein, United States Bankruptcy Judge, on April 30, 2004, at 10:00 a.m., in the United States Bankruptcy Court, Eastern District Of New York, Long Island Federal Courthouse, 290 Federal Plaza, Central Islip, NY 11722-4437.  At that hearing, the Bankruptcy Court will decide whether the Plan should be confirmed, and will hear and decide any and all OBJECTIONS TO THE PLAN.  Any Creditor, or other party in interest who wishes to object to confirmation of the Plan, OR TO THE CLASSIFICATION OF CLAIMS AND INTERESTS provided in the Plan, must, not later than 4:00 p.m. on April     , 2004, file an objection with the Clerk’s Office, United States Bankruptcy Court, Eastern District Of New York, Long Island Federal Courthouse, 290 Federal Plaza, Central Islip, NY 11722-4437, and serve a copy of the objection on counsel to the Debtor, Paul D. Moore, Esq., Duane Morris LLP, 470 Atlantic Avenue, Suite 500, Boston, MA  02210.

Any objections to the Plan which are not filed and served by the above date may not be considered by the Bankruptcy Court.  Any person or entity who files an objection to confirmation of the Plan or to the classification of Claims and Interests provided in the Plan must also attend the Confirmation Hearing, either in person or through counsel.

If the Plan is confirmed, its provisions will bind the Estate and any and all entities, including all of the Debtor’s creditors and shareholders, whether or not the Claim or Interest of such creditor or shareholder is impaired under the Plan and whether or not the creditor or shareholder has, either individually or by a Class, voted to accept the Plan.

F.                                      Certain Tax Consequences of the Plan

Certain federal income tax consequences to the Debtor’s Estate are briefly described below.  HOLDERS OF CLAIMS AGAINST OR INTERESTS IN THE DEBTOR’S ESTATE SHOULD CONSULT THEIR OWN TAX ADVISERS CONCERNING THE TAX CONSEQUENCES OF THE PLAN TO THEM.  (All section references and references to the Code in this portion of the Disclosure Statement are to the Internal Revenue Code of 1986, as amended.)

The majority of the Debtor’s assets will have been liquidated for cash prior to the Effective Date.  On the Effective Date, all remaining assets, including certain causes of action, will be transferred to the Liquidating Trust for disposition pursuant to the Plan, and the business of the Debtor will cease.

The Liquidating Trust Trustee, to the extent the Liquidating Trust Trustee deems it necessary to fulfill any obligation to any taxing authority, may require persons who are to receive distributions under the Plan to provide the Liquidating Trust Trustee with appropriate taxpayer identification numbers before making a payment to any such person.  If a person shall fail to provide the Liquidating Trust Trustee with any requested taxpayer identification information within 30 days of the request, then this failure shall be deemed a waiver of all claims against the Estate (including the right to any payment by the Liquidating Trust Trustee or the Estate), and the funds that would otherwise have been distributed to said person shall revert and be distributed in accordance with the Plan to other persons which have provided the requested taxpayer identification information, or to the Plan Expenses, as appropriate.

It is possible that the separate corporate existence of the Debtor may be terminated prior to the final distribution of cash by the Debtor and the Liquidating Trust Trustee.  Under such circumstances, the Internal Revenue Service may contend that the creditors are taxable currently on the income earned on the fund after such termination, regardless of when distributed to them.

In all events, because of the limited nature and anticipated value of the assets that will comprise the corpus of the funds held by the Debtor and the Liquidating Trust Trustee under the Plan, it appears unlikely that any characterization of the transfer and the Debtor’s and Liquidating Trust Trustee’s actions pursuant to the Plan will have a major impact on the holders of Allowed Claims.

G.                                    Executory Contracts and Unexpired Leases

All executory contracts and unexpired leases of the Debtor, not previously rejected or assumed and assigned pursuant to an order of the Court, are rejected pursuant to the Plan and the Confirmation Order.

Pursuant to the terms of the Confirmation Order and Bankruptcy Rule 3002(c)(4), and except as otherwise ordered by the Court, a proof of claim for each Claim arising from the rejection of an executory contract or unexpired lease shall be filed with the Court no later than thirty (30) days after the later of (i) the date of the entry of a Final Order approving such rejection, and (ii) the Confirmation Date, or such Claim shall be forever barred.  All Claims for damages arising from the rejection of an executory contract or unexpired lease shall be included in Class 6 and any Allowed Claim arising therefrom shall be treated in accordance with Article IV of the Plan.

H.                                    Provisions Regarding Releases

The treatment of the Claims of the Bank and the NCFE Entities under the Plan represents the product of extensive negotiations between the Debtor, the Bank and the NCFE Entities and embodies an agreement reached between the parties.  In exchange for the treatment of the Bank’s and the NCFE Entities’ Claims as set forth in the Plan, the Debtor and the Estate hereby release the Bank, the NCFE Entities and the TLC Debtors, together with their respective predecessors, successors and assigns of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the Debtor and/or the Estate ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Bank, the NCFE Entities and the TLC Debtors.

In exchange for the treatment of the Debtor’s claims asserted in the bankruptcy cases of the NCFE Entities and the TLC Debtors, and the foregoing releases, the NCFE Entities and the TLC Debtors release the Debtor and the Estate, together with their respective predecessors, successors and assigns (collectively the “Released Parties”) of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the NCFE Entities or the TLC Debtors ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Released Parties.

Confirmation of the Plan shall constitute Court approval of the compromises reflected herein.  The releases contained in the Plan shall become effective on the Effective Date.

I.                                         Limitation of Liability

Neither (a) the Debtor, nor any of its employees, officers, or directors employed as of the Effective Date, or (b) the Facilitator, nor any professional persons employed by any of the foregoing during the pendency of this case, shall have or incur any liability to any person or entity for any act taken or omission made in good faith in connection with, or relating to, the Chapter 11 Case, any possible disposition of the Debtor’s assets, or to negotiating, formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract instrument, security, release, or other agreement, instrument, or document created in connection with the foregoing, except for willful misconduct or gross negligence.

J.                                      Retention of Jurisdiction

The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the chapter 11 Case and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

1.                                      Allowance of Claims.

To hear and determine the allowance of all Claims and Interests upon objections to any such Claims or Interests;

2.                                      Executory Contract Proceedings.

To act with respect to proceedings regarding the rejection of any executory contract or unexpired lease of the Debtor pursuant to sections 365 of the Code and Article VI of the Plan, and to determine the allowance of any Claims arising from the resolution of any such proceedings;

3.                                      Plan Interpretation.

To resolve controversies and disputes regarding the interpretation of the Plan, the Confirmation Order, and the Liquidating Trust Agreement;

4.                                      Plan Implementation.

To implement and enforce the provisions of the Plan, the Confirmation Order, and the Liquidating Trust Agreement, and otherwise to enter orders in aid of confirmation and implementation of the Plan, including, without limitation, appropriate orders to protect the Liquidating Trust from any action or other proceeding that may be initiated by any Creditor or Interest Holder.  Upon the request of an interested party, the Court may resolve an objection to the payment of professional fees or other administrative costs paid from the Liquidating Trust on the ground that they are unreasonable or inconsistent with the requirements of the Code.  All requests for payment of fees by professionals employed by the Liquidating Trust shall be served (with a 15-day period to object) on the Reorganized Debtors and the Office of the United States Trustee.  If no objection is received by the Liquidating Trust Trustee within the 15-day period, the Liquidating Trust Trustee may pay the fees without the need for further review or approval of the Court.  If an objection to professional fees incurred by the Liquidating Trust is received within the 15-day period, the Liquidating Trust Trustee shall schedule a Court hearing to resolve the objection.  All fees and expenses of administration and representation of the Liquidating Trust shall be paid from the assets of the Liquidating Trust after approval as specified above;

5.                                      Plan Modification.

To modify the Plan pursuant to section 1127 of the Code and the applicable Bankruptcy Rules;

6.                                      Adjudication of Controversies.

To adjudicate such contested matters and adversary proceedings as may be pending or subsequently initiated in the Court including, but not limited to, actions relating to any Recovery Rights, pending litigation matters, objections to Claims, or actions relating to taxes brought by the Liquidating Trust;

7.                                      Injunctive Relief.

To issue any injunction or other relief appropriate to implement the intent of the Plan, and to enter such further orders enforcing any injunctions or other relief issued under the Plan or pursuant to the Confirmation Order;

8.                                      Correct Minor Defects.

To correct any defect, cure any omission or reconcile any inconsistency or ambiguity in the Plan, the Confirmation Order or any document executed or to be executed in connection therewith, including, without limitation, the Liquidating Trust Agreement, as may be necessary to carry out the purposes and intent of the Plan, provided that the rights of any holder of an Allowed Claim or Allowed Interest are not materially and adversely affected thereby;

9.                                      Post-Confirmation Orders Regarding Confirmation.

To enter and implement such orders as may be appropriate in the event the Confirmation Order is, for any reason, stayed, reversed, revoked, modified or vacated; and

10.                               Final Decree.

To enter a final decree closing the Case.

V.                                    RECOMMENDATION

The Debtor believes that the Plan provides for the fair and equitable treatment of the Debtor’s creditors and therefore recommends that creditors vote to accept the Plan.

Dated: March 5, 2004	RESOURCE PHARMACY, INC.

	By:	/s/ James Shanahan
	Its:	Vice President of Finance

DUANE MORRIS LLP
Paul D. Moore
470 Atlantic Avenue, Suite 500
Boston, MA 02210
	Tel:	(617) 289-9200
	Fax:	(617) 289-9201
E- mail:pdmoore@duanemorris.com

and

Toni Marie Vaccarino (TV-8340)
744 Broad Street, Suite 1200
Newark, NJ 07102
	Tel:	(973) 424-2000
	Fax:	(973) 424-2001
E- mail:tmvaccarino@duanemorris.com

Counsel for Debtor and Debtor in Possession